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                                                                  Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to use in this Registration Statement on Form S-4 (Registration No. 333-50350) of PPL Montana, LLC of our report dated January 29, 2001 relating to the financial statements of PPL Montana, LLC, which appears in such Registration Statement.



PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 1, 2001